UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2019

Tetraphase Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35837	20-5276217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Arsenal Way Watertown, Massachusetts		02472
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 715-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	TTPH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03.	Material Modification to Rights of Security Holders.

The information contained in Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 26, 2019 (the “Effective Date”), Tetraphase Pharmaceuticals, Inc. (the “Company”) filed a Certificate of Amendment to the Company’s Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Certificate of Amendment”), which effected, at 5:00 p.m. Eastern Time on September 26, 2019, a one-for-twenty reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding shares of common stock, $0.001 par value per share (the “Common Stock”).

As a result of the Reverse Stock Split, every twenty shares of Common Stock issued and outstanding was converted into one share of Common Stock. No fractional shares were issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to a fractional share of Common Stock are instead entitled to receive a proportional cash payment.

The Reverse Stock Split did not change the par value of the Common Stock or the authorized number of shares of Common Stock. All outstanding securities entitling their holders to purchase shares of Common Stock or acquire shares of Common Stock, including stock options, restricted stock units and warrants, were adjusted as a result of the Reverse Stock Split, as required by the terms of those securities.

At the Company’s special meeting of stockholders held on September 25, 2019 (the “Special Meeting”), the stockholders of the Company voted to approve the Certificate of Amendment. On September 25, 2019, the Board of Directors of the Company also approved and authorized the filing of the Certificate of Amendment following its approval by the stockholders.

The Common Stock began trading on a Reverse Stock Split-adjusted basis when the market opened on September 27, 2019.

The foregoing description of the Certificate of Amendment is a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed with this report as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company’s stockholders voted in the following manner with respect to the following proposal at the Special Meeting. No other matters were considered or voted upon at the Special Meeting.

1.

The amendment of the Company’s certificate of incorporation to effect a reverse stock split at a ratio not less than 1-for-5 and not greater than 1-for-20, with the exact ratio to be set within that range at the discretion of the Company’s board of directors prior to the Company’s 2020 annual meeting of stockholders without further approval or authorization of the Company’s stockholders and with the Company’s board of directors able elect to abandon such proposed amendment and not effect the reverse stock split authorized by stockholders, in its sole discretion. This proposal was approved as follows:

For:	35,297,524
Against:	3,132,282
Abstain:	117,163

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to Restated Certificate of Incorporation of Tetraphase Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2019	By:	/s/ Maria Stahl
Maria Stahl
Chief Business Officer and General Counsel